Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 29, 2016, between OncoCyte Corporation, a California corporation (the “Company”), and each purchaser identified on Exhibit A hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance of an aggregate of 3,246,153 immediately separable Units (each a “Unit” and collectively, the “Units”), with each Unit consisting of: (i) one share of the Company’s Common Stock, no par value per share (the “Common Stock”) and (ii) a warrant to acquire one share of Common Stock substantially in the form attached hereto as Exhibit B (each a “Warrant” and collectively, the “Warrants”); and

WHEREAS, at the Closing (as hereinafter defined), each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of Units as hereafter specified, with each Unit consisting of (i) one share of Common Stock and (ii) a Warrant to acquire one share of Common Stock (each a “Unit Share,” collectively, the “Unit Shares”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“20% Cap” has the meaning ascribed to such term in Section 6.14.

“Additional Filing Date” means, for any Additional Registration Statement that may be required to register the resale of any Cut Back Shares, the later of (x) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (y) the date six (6) months from the Effective Date of the immediately preceding Registration Statement, or, if such date is not a Business Day, the next date that is a Business Day; provided, however, that in the event any of the foregoing deadlines fall between February 11 and March 31 of any calendar year and the Company has not yet filed with the Commission its annual report on Form 10-K for the preceding calendar year by the applicable deadline, the applicable deadline shall be extended until the Business Day following date on which the Company’s annual report on Form 10-K for the preceding calendar year is filed with the Commission; provided further, however, that no such deadline shall be extended beyond April 1 of such year (or, if such date is not a Business Day, the next date that is a Business Day).

“Additional Registration Statement” has the meaning ascribed to such term in Section 5.1(a).

“Additional Required Effectiveness Date” means the date which is the earliest of (i) if the Registration Statement does not become subject to review by the Commission, (a) ninety (90) days after the Additional Filing Date or (b) five (5) Trading Days after the Company receives notification from the Commission that the Additional Registration Statement shall not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Additional Registration Statement becomes subject to review by the Commission, ninety (90) days after the Additional Filing Date, or, if such date is not a Business Day, the next date that is a Business Day; provided, however, that in the event any of the foregoing deadlines specified in clauses (i) and (ii) above fall between February 11 and March 31 of any calendar year and the Company has not yet filed with the Commission its annual report on Form 10-K for the preceding calendar year by the applicable deadline specified in clause (i) or (ii) above, the applicable deadline shall be extended until the Business Day following date on which the Company’s annual report on Form 10-K for the preceding calendar year is filed with the Commission; provided further, however, that no such deadline shall be extended beyond April 1 of such year (or, if such date is not a Business Day, the next date that is a Business Day).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning ascribed to such term in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” has the meaning ascribed to such term in Section 2.2.

“Closing Date” has the meaning ascribed to such term in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning ascribed to such term in the Recitals to this Agreement.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning ascribed to such term in the preamble.

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that statement is based upon the actual knowledge of the Chief Executive Officer and Chief Financial Officer of the Company, in each case after making reasonable inquiry.

“Contingent Obligation” has the meaning ascribed to such term in Section 3.29.

“Cut Back Shares” has the meaning ascribed to such term in Section 5.1(a).

“Derivative Transaction” has the meaning ascribed to such term in Section 4.2(b).

“Effective Date” means the date that a Registration Statement is first declared effective by the Commission.

“Effectiveness Period” has the meaning ascribed to such term in Section5.1(b).

“Environmental Laws” has the meaning ascribed to such term in Section 3.15.

“ERISA” has the meaning ascribed to such term in Section 3.16.

“Event” has the meaning ascribed to such term in Section 5.1(d).

“Event Payments” has the meaning ascribed to such term in Section 5.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Events” has  the meaning ascribed to such term in Section 5.1(d)(ii).

“FDA” means the U.S. Food and Drug Administration.

“Filing Date” means the Initial Filing Date and the Additional Filing Date, as applicable.

“GAAP” has the meaning ascribed to such term in Section 3.8.

“Indebtedness” has the meaning ascribed to such term in Section 3.29.

“Indemnified Party” has the meaning ascribed to such term in Section 5.4(c).

“Indemnifying Party” has the meaning ascribed to such term in Section 5.4(c).

“Initial Filing Date” means sixty (60) days after the Closing Date or, if such date is not a Business Day, the next date that is a Business Day.

“Initial Registration Statement” has the meaning ascribed to such term in Section 5.1(a).

“Initial Required Effectiveness Date” means the date which is the earliest of (i) if the Registration Statement does not become subject to review by the Commission, (a) ninety (90) days after the Closing Date or (b) three (3) Trading Days after the Company receives notification from the Commission that the Registration Statement shall not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Registration Statement becomes subject to review by the Commission, one hundred and twenty (120) days after the Closing Date, or, if such date is not a Business Day, the next date that is a Business Day; provided, however, that if the Company has not yet filed with the Commission its annual report on Form 10-K for the preceding calendar year by the deadline specified in this clause (ii), the deadline shall be extended until the Business Day following date on which the Company’s annual report on Form 10-K for the preceding calendar year is filed with the Commission; provided further, however, that such deadline shall not be extended beyond April 1, 2017.

“Insider” means each director, executive officer, other officer of the Company participating in the offering of the Units, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any promoter connected with the Company in any capacity on the date hereof.

“Insolvent” has the meaning ascribed to such term in Section 3.9.

“Intellectual Property” means (i) worldwide patents, patent applications, invention disclosures and other rights of invention, filed with any governmental authority, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and all reexamined patents or other applications or patents claiming the benefit of the filing date of any of the foregoing; (ii) worldwide (A) registered trademarks and service marks and registrations and applications for such registrations, and (B) unregistered trademarks and service marks, trade names, fictitious business names, corporate names, trade dress, logos, product names and slogans, including any common law rights; in each case together with the goodwill associated therewith; (iii) worldwide (A) registered copyrights in published or unpublished works, mask work rights and similar rights, including rights created under Sections 901-914 of Title 17 of the United States Code, mask work registrations, and copyright applications for registration, including any renewals thereof, and (B) any unregistered copyrightable works and other rights of authorship in published or unpublished works; (iv) worldwide (A) internet domain names; (B) website content; (C) telephone numbers; and (D) moral rights and publicity rights; (v) any computer program or other software (irrespective of the type of hardware for which it is intended), including firmware and other software embedded in hardware devices, whether in the form of source code, assembly code, script, interpreted language, instruction sets or binary or object code (including compiled and executable programs), including any library, component or module of any of the foregoing, including, in the case of source code, any related images, videos, icons, audio or other multimedia data or files, data files, and header, development or compilations tools, scripts, and files, and (vi) worldwide confidential or proprietary information or trade secrets, including technical information, inventions and discoveries (whether or not patentable and whether or not reduced to practice) and improvements thereto, know-how, processes, discoveries, developments, designs, techniques, plans, schematics, drawings, formulae, preparations, assays, surface coatings, diagnostic systems and methods, patterns, compilations, databases, database schemas, specifications, technical data, inventions, concepts, ideas, devices, methods, and processes; and includes any rights to exclude others from using or appropriating any Intellectual Property rights, including the rights to sue for or assets claims against and remedies against past, present or future infringements or misappropriations of any or all of the foregoing and rights of priority and protection of interests therein, and any other proprietary, intellectual property or other rights relating to any or all of the foregoing anywhere in the world.

“Legend Removal Date” has the meaning ascribed to such term in Section 6.1(c).

“Losses” means any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“NYSE MKT” means NYSE MKT LLC, formerly known as the American Stock Exchange.

“Occupational Laws” has the meaning ascribed to such term in Section 3.16.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Price Per Unit” has the meaning ascribed to such term in Section 2.1.

“Principal Purchasers” means, as of any time, the Purchaser or Purchasers holding or having the right to acquire, as of such time, at least a majority-in-interest of the total number of Unit Shares.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser Party” has the meaning ascribed to such term in Section 6.6.

“Purchasers” has the meaning ascribed to such term in the preamble.

“Registrable Securities” means the Shares and any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares, provided, that the holder of such Shares has completed and delivered to the Company a Selling Shareholder Questionnaire; and provided further, that the Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale by any Person to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such Shares sold shall cease to be Registrable Securities) or (B) becoming eligible for sale by the holder thereof pursuant to Rule 144 without volume or manner of sale restrictions.

“Registration Statement” means each registration statement required to be filed under Article 5, including the Initial Registration Statement, all Additional Registration Statements, and, in each case, the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Resolution” shall have the meaning ascribed to such term in Section 6.14.

“Required Effectiveness Date” means the Initial Required Effectiveness Date and the Additional Required Effectiveness Date, as applicable.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“SEC Reports” has the meaning ascribed to such term in Section 3.7.

“SEC Restrictions” has the meaning ascribed to such term in Section 5.1(a).

“Securities” means the Units, the Warrants and the Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Shareholder Questionnaire” has the meaning ascribed to such term in Section 5.2(j).

“Shareholder Approval” shall have the meaning ascribed to such term in Section 6.14.

“Shareholder Meeting” shall have the meaning ascribed to such term in Section 6.14.

“Shares” means, collectively, the Unit Shares and the Warrant Shares.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, NY 11219, and a telephone number of 1-718-921-8124, and any successor transfer agent of the Company.

“Units” has the meaning ascribed to such term in the Recitals to this Agreement. Units shall not be issued or certificated. The Unit Shares and the Warrants are immediately separable and shall be issued separately.

“Unit Purchase Price” has the meaning ascribed to such term in Section 2.1.

“Unit Shares” has the meaning ascribed to such term the Recitals to this Agreement.

“Variable Rate Transaction” has the meaning ascribed to such term in Section 6.12.

“Voting Commitment” has the meaning ascribed to such term in Section 4.2(a).

“Warrant Exercise Price” means $3.25, subject to adjustment as provided in the Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” has the meaning ascribed to such term in the Recitals to this Agreement.

ARTICLE 2
PURCHASE AND SALE

2.1           Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Units set forth opposite their respective names on Exhibit A, at a price per Unit equal to $3.25 (the “Price Per Unit” and the total purchase price for the Units, the “Unit Purchase Price”).

2.2          Closing. The Company shall issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers agree, severally and not jointly, to purchase the Units. The closing of the purchase and sale of the Units (the “Closing”) shall take place at the offices of DLA Piper LLP (US) located at 701 5th Avenue, Suite 7000, Seattle, WA 98104, three Business Days following the satisfaction or waiver of the conditions set forth in Section 2.5, or at such other time and place or on such date as the Purchasers and the Company may agree upon (such date is hereinafter referred to as the “Closing Date”).

2.3           Payment. On the Closing Date, (a) each Purchaser shall pay to the Company its Unit Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company’s account as set forth in instructions previously delivered to each Purchaser, (b) the Company shall irrevocably instruct the Transfer Agent to deliver to each Purchaser, on an expedited basis, a certificate evidencing the number of Unit Shares set forth opposite such Purchaser’s name on Exhibit A, and (c) the Company shall issue to each Purchaser a Warrant pursuant to which such Purchaser shall have the right to acquire, such number of shares of Common Stock as shall equal the number of Unit Shares such Purchaser is acquiring at the Closing, and in the case of clauses (b) and (c),  duly executed on behalf of the Company and registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit C. The Warrants issued and sold at the Closing shall have an exercise price equal to the Warrant Exercise Price.

2.4           Deliveries.

(a)           Company. Except for the delayed delivery contemplated by Section 2.4(a)(iii), on or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)          this Agreement duly executed by the Company;

(ii)         a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver to such Purchaser, on an expedited basis, a certificate evidencing the number of Unit Shares set forth opposite such Purchaser’s name on Exhibit A hereto, registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit C;

(iii)        a Warrant, registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit C, to purchase up to the number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto (such Warrant to be delivered as promptly as practicable after the Closing Date but in no event more than five Trading Days after the Closing Date);

(iv)        a certificate, executed on behalf of the Company by its Chief Executive Officer and its Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (i), (ii), (iv), (v), (vi), (vii), (viii) and (ix) of Section 2.5(b);

(v)         a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors and a duly authorized committee thereof approving the transactions contemplated by the Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company;

(vi)        a legal opinion of DLA Piper LLP (US), counsel for the Company, in substantially the form attached hereto as Exhibit G, executed by DLA Piper LLP (US) and addressed to the Purchasers; and

(vii)       An NYSE MKT Additional Listing Application, which shall have been timely filed or deemed timely filed with NYSE MKT.

(b)           Purchasers.  On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)          this Agreement duly executed by such Purchaser;

(ii)         a fully completed and duly executed Stock Certificate Questionnaire in the form attached hereto as Exhibit C; and

(iii)        unless such Purchaser is a director or an executive officer (as such term is defined in Rule 501(f) promulgated by the Commission under the Securities Act) of the Company as of the Closing Date, a fully completed and duly executed Accredited Investor Qualification Questionnaire in the form attached hereto as Exhibit D;

(iv)        a fully completed and duly executed Bad Actor Questionnaire in the form attached hereto as Exhibit E; and

(v)         the Unit Purchase Price by wire transfer to the account specified by the Company.

2.5           Closing Conditions.

(a)           The obligations of the Company hereunder with respect to any Purchaser in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects on the Closing Date of the representations and warranties of such Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of such Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)        the delivery by such Purchaser of the items set forth in Section 2.4(b) of this Agreement; and

(iv)        NYSE MKT shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the representations and warranties made by the Company in Article 3 hereof qualified as to materiality shall be true and correct as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Article 3 hereof not qualified as to materiality shall be true and correct in all material respects as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date;

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date, whether under this Agreement or the other Transaction Documents, shall have been performed in all material respects;

(iii)        the delivery by the Company of the items set forth in Section 2.4(a) of this Agreement;

(iv)        the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Units and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect, except for such that could not reasonably be expected to have a Material Adverse Effect;

(v)         no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or Proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents;

(vi)        no stop order or suspension of trading shall have been imposed by NYSE MKT, the Commission or any other governmental or regulatory body with respect to public trading in the Common Stock;

(vii)       NYSE MKT shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents;

(viii)     the Company shall have made available to the Purchasers upon request customary lock-up agreements from each director and officer of the Company, and from BioTime, Inc., with a lock-up period of at least 90 days; and

(ix)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) that, except as otherwise set forth in the Disclosure Schedule delivered herewith:

3.1          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and legal authority to own and use its properties and assets and carry on its business as now conducted and to own its properties. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has no subsidiaries.

3.2           Authorization; Enforcement. The Company has all corporate right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby.  All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder and thereunder has been taken, other than obtaining the Shareholder Approval and the requisite filings necessary to authorize and effect the issuance of Warrant Shares upon exercise of the Warrants. The Transaction Documents have been (or upon delivery shall have been) duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3           Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 25,411,800 shares are outstanding as of the date hereof (prior to the issuance of the Units) and 5,000,000 shares of Preferred Stock, of which zero shares are outstanding as of the date hereof. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except (i) for options to purchase Common Stock or other equity awards (including restricted stock units) issued to employees and members of the Board of Directors pursuant to the equity compensation plans or arrangements disclosed in the SEC Reports, (ii) for securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company disclosed in the SEC Reports, and (iii) as contemplated by this Agreement, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of, or other equity interests in, the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The issue and sale of the Units shall not result in the right of any holder of Company securities to adjust the exercise, conversion or exchange price under such securities. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities shall not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and shall not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.

3.4           Issuance; Reservation of Shares. The issuance of the Unit Shares has been duly and validly authorized by all necessary corporate and shareholder action, and the Unit Shares, when issued and paid for pursuant to this Agreement, shall be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions (other than as provided in the Transaction Documents).  The issuance of the Warrants has been duly and validly authorized by all necessary corporate and shareholder action. The Warrant Shares has been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and the Warrant Shares, when issued upon the due exercise of the Warrants, shall be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances (other than as provided in the Transaction Documents).  The Company has reserved, at all times that the Warrants remain outstanding, such number of shares of Common Stock sufficient to enable the full exercise of the then outstanding Warrants. Assuming (A) the accuracy of the representations and warranties of the Purchasers set forth in Article 4 hereof, (B) none of the Insiders is subject to any “bad actor” disqualification specified in Rule 506(d) of Regulation D, and (C) the Insiders have complied with the “bad actor” disclosure requirements set forth in Rule 506(e) of Regulation D, the offer, issuance and sale of the Shares to the Purchasers pursuant to the Agreement, are exempt from the registration requirements of the Securities Act.

3.5           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities shall not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Purchasers through the EDGAR system), (ii) any statute, rule, regulation or order, judgment, injunction, decree or other restriction of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its respective assets or properties, or (iii) any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of their respective assets or properties is subject, in each case except for any such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

3.6           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than filings that have been made, or shall be made, or consents that have been obtained, or shall be obtained, pursuant to the rules and regulations of NYSE MKT, including a NYSE MKT Additional Listing Application, applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file or obtain within the applicable time periods.

3.7           SEC Reports. The Company has filed all reports, schedules, forms, registration statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2015 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof or such shorter period of time that the Company was subject to such filing requirements. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not received any letters of comment from the staff of the Commission that have not been satisfactorily resolved as of the date hereof. All material agreements to which the Company is a party or to which the property or assets of the Company is subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.

3.8           Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.9           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or changed its principal registered public accounting firm, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities, except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information. The Company has not taken any steps to seek protection pursuant to any bankruptcy law and the Company has not received any written notice that any Person intends to initiate involuntary bankruptcy proceedings against the Company. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, shall not be Insolvent (as defined below). For purposes of this Section 3.9, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it shall incur debts that would be beyond its ability to pay as such debts mature, or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

3.10         Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the latest audited financial statements included or incorporated by reference in the Company’s SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.11         Accountant. To the Company’s Knowledge, OUM & Co. LLP, which has expressed its opinion with respect to the Company’s financial statements as of December 31, 2015 (including the related notes), and included in the SEC Reports, is an independent registered public accounting firm as required by the Exchange Act and the Public Company Accounting Oversight Board (United States). OUM & Co. LLP have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

3.12         Litigation. Except as set forth in the SEC Reports, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or Proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect. There are no current or pending legal, governmental or regulatory actions, suits or Proceedings that are required to be described in the SEC Reports that have not been so described.

3.13         Tax Matters. The Company (i) has filed all federal, state, local and foreign income, franchise tax and all other tax returns reports and declarations required by any jurisdiction to which it is subject to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in the SEC Reports, (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except in those, in each of the cases described in clauses (i), (ii) and (iii) of this Section 3.13, that would not individually or in the aggregate have a Material Adverse Effect, except as set forth in or contemplated in the SEC Reports.

3.14         Insurance. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

3.15         Environmental Matters. The Company (A) is in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to pollution or protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in material compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

3.16         Labor Relations. The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct their business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permits, licenses or approvals. No action, Proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s Knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any material facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. To the Company’s Knowledge, no executive officer or key employee of the Company plans to terminate employment with the Company. The Company is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.17         Certificates, Authorities and Permits. The Company holds, and is operating in compliance in all material respects with, all registrations, approvals, certificates, authorizations and permits of any governmental authority or self-regulatory body required for the conduct of its business as described in the SEC Reports, including without limitation, all such registrations, approvals, certificates, authorizations and permits required by the FDA or any other federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials; and the Company has not received notice of any revocation or modification of any such registration, approval, certificate, authorization and permit or has reason to believe that any such registration, approval, certificate, authorization and permit shall not be renewed in the ordinary course that could lead to, the withdrawal, revocation, suspension, modification or termination of any such registration, approval, certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

3.18         Title to Assets. The Company has good and marketable title to all property (whether real or personal) owned by it that is material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property held under lease by the Company is held under valid, subsisting and enforceable leases of which the Company is in compliance, with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

3.19         Intellectual Property. The Company owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of its business as now conducted or as described in the SEC Reports to be conducted in all material respects, except as such failure to own, possess, or acquire such rights would not have a Material Adverse Effect. To the Company’s Knowledge, all Intellectual Property of the Company is valid and enforceable, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any opinion from its legal counsel concluding that any activities of its respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property of any other Person. Except as set forth in the SEC Reports, (A) to the Company’s Knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not have a Material Adverse Effect; (B) there is no pending or, to Company’s Knowledge, threatened action, suit, Proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any material facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, and to the Company’s Knowledge, the Intellectual Property licensed to the Company, have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, Proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any material facts which would form a reasonable basis for any such claim; (D) to the Company’s Knowledge, there is no pending or threatened action, suit, Proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other material fact which would form a reasonable basis for any such claim; and (E) to the Company’s Knowledge, no Company employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business; none of the execution and delivery of this Agreement, the carrying on of the Company’s business by the employees of the Company, and the conduct of the Company’s business as proposed, shall conflict with or result in a breach of terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated; and it is not and shall not be necessary to use any inventions, trade secrets or proprietary information of any of its consultants, or its employees (or Persons it currently intends to hire) made prior to their employment by the Company, except for technology that is licensed to or owned by the Company. All licenses for the use of Company’s Intellectual Property are valid, binding upon, and enforceable against the Company and, to the Company’s Knowledge, the other parties thereto in accordance to its terms. The Company has complied in all material respects with any intellectual property license, and except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is not in breach nor has received any written notice asserting or threatening any claim of breach of any intellectual property license, and to the Company’s Knowledge there is no breach or anticipated breach by any other Person to any intellectual property license. The Company has taken reasonable steps to protect, maintain and safeguard its Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.

3.20         FDA and Related Matters. The Company and, to the Company’s Knowledge, others who perform services on the Company’s behalf have been and are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, standards, orders and decrees governing their respective businesses, including without limitation, all regulations promulgated by the FDA or any other federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice citing action or inaction by the Company or others who perform services on the Company’s behalf that would constitute non-compliance with any applicable federal, state, local or foreign laws, rules, regulations or standards excepting, however, such actions that have heretofore been resolved to the satisfaction of such governmental entity. All tests and preclinical and clinical studies conducted by or on behalf of the Company were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical and clinical study of new drugs, and laws and regulations; the descriptions of the tests and preclinical and clinical studies, and results thereof, conducted by or on behalf of the Company are accurate in all material respects; except as disclosed in the SEC Reports, the Company has not received any written notice or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring the termination, suspension, material modification or clinical hold of any tests or preclinical or clinical studies being conducted by or on behalf of the Company, which termination, suspension, material modification or clinical hold would reasonably be expected to have a Material Adverse Effect; and the Company has not received any written notices or correspondence from others concerning the termination, suspension, material modification or clinical hold of any tests or preclinical or clinical studies conducted by others on any active ingredient contained in the existing products of the Company or the products described in the SEC Reports as being under development, which termination, suspension, material modification or clinical hold would reasonably be expected to have a Material Adverse Effect.

3.21         Compliance with NYSE MKT Continued Listing Requirements. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it shall not, upon the issuance of the Securities hereunder, continue to be, in compliance with the listing and maintenance requirements for continued listing on NYSE MKT in all material respects. Assuming the representations and warranties of the Purchasers set forth in Section 4.2 are true and correct in all material respects, the consummation of the transactions contemplated by the Transaction Documents does not contravene the rules and regulations of NYSE MKT. Except as set forth in the SEC Reports, there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on NYSE MKT and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from NYSE MKT.

3.22         Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation, as well as other laws or provisions that would prevent the Purchasers or the Company from fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities and exercise in full of the Warrants.

3.23         Fees. The Company shall be responsible for the payment of any placement agents’ fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. No Person shall have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, and no Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.23 that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.

3.24         No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

3.25         No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and Rule 506(b) thereunder for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act or cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. Assuming the satisfaction of all conditions set forth in Section 2.5(b), the sale and issuance of the Securities hereunder does not contravene the rules and regulation of any applicable Trading Market on which the Common Stock is listed or quoted.

3.26         Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

3.27         Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, shall not be required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.28         Foreign Corrupt Practices. Neither the Company, nor, to the best knowledge of the Company, any director, officer, agent, employee or other Person associated with or acting on behalf of the Company has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.29         Indebtedness. Except as disclosed in the SEC Reports, the Company (i) does not have any outstanding Indebtedness (as defined below), (ii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, and (iii) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability shall be paid or discharged, or that any agreements relating thereto shall be complied with, or that the holders of such liability shall be protected (in whole or in part) against loss with respect thereto.

3.30         Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.31         Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the SEC Reports or any certificate or other document furnished or to be furnished to the Purchasers pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company confirms that neither it nor any officers or directors, has provided any Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information that shall not be publicly disclosed by the deadline set forth in clause (a) of Section 6.4. The Company understands and confirms that each of the Purchasers shall rely on the foregoing representations in effecting transactions in securities of the Company.

3.32         Registration Rights. Except as described in the SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority. All such registration rights have either been satisfied or waived so that: (i) no Person shall have the right to demand the filing of a registration statement for the registration of any Company securities (other than the Securities to be issued hereunder) prior to the Effective Date of the Initial Registration Statement, and (ii) no Person shall have the right to demand the inclusion of any Company securities (other than the Securities to be issued hereunder) in the Registration Statement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

4.1           Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, shall constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2           Purchaser Status.

(a)           At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises the Warrants it shall be, an “accredited investor” as defined in Rule 501 under the Securities Act. Such Purchaser is not a broker-dealer registered under Section 15 of the Exchange Act. Such Purchaser is acting alone in its determination as to whether to invest in the Securities. Such Purchaser is not a party to any voting agreements or similar arrangements with respect to the Securities. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Purchaser with the Commission with respect to the beneficial ownership of the Company’s Common Stock, such Purchaser is not a member of a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of the Securities. Each Purchaser represents and warrants that it (i) is not and shall not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if serving as a director or if elected as a director of the Corporation, shall act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such Person’s ability to comply, if serving as or elected as a director of the Company, with such Person’s fiduciary duties under applicable law; (ii) is not and shall not become a party to any agreement, arrangement or understanding with any Person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company.

(b)           Each Purchaser has disclosed in writing to the Company a description of all Derivative Transactions (as defined below) by each such Purchaser in effect as of the date hereof, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions. For purposes of this Agreement, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Purchaser or any of its affiliates or associates, whether record or beneficial: (w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company, (y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (z) which provides the right to vote or increase or decrease the voting power of, such Purchaser, or any of its affiliates or associates, with respect to any securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Purchaser in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Purchaser is, directly or indirectly, a general partner or managing member.

4.3           General Solicitation; Pre-Existing Relationship. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser also represents that such Purchaser was contacted regarding the sale of the Units by the Company (or an authorized agent or representative thereof) with which the Purchaser had a prior substantial pre-existing relationship.

4.4           Purchase Entirely for Own Account. The Securities to be received by such Purchaser hereunder shall be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.

4.5          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.6           Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, subject to Purchaser’s prior execution and delivery of the Company’s form of confidentiality agreement. Such Purchaser acknowledges receipt of copies of the SEC Reports (or access thereto via EDGAR). Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.7           Restricted Securities. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (ii) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

4.8           Warrants. Such Purchaser understands that until Shareholder Approval or November 28, 2016, such Purchaser may not be entitled to exercise the Warrant it acquires at the Closing for Warrant Shares, and that, following such date, the Warrant is subject to mandatory cash settlement as provided therein.

4.9           Commissions. No Person shall have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against the Company or upon any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

The representations contained in Article 4 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE 5
REGISTRATION RIGHTS

5.1           Registration Statement.

(a)           On or prior to the Initial Filing Date, the Company shall prepare and file with the Commission a Registration Statement on Form S-1 (or, if the Company is then eligible, on Form S-3), covering the resale of the Registrable Securities.  The Registration Statement on Form S-1 shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Exhibit F. Notwithstanding any other provision of this Article 5, if the staff of the Commission does not permit all of the Registrable Securities represented by Unit Shares to be registered on the initial Registration Statement filed pursuant to this Section 5.1(a) (the “Initial Registration Statement”) or requires any Purchaser to be named as an “underwriter”, then the Company shall use commercially reasonable efforts to persuade the staff of the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and that none of the Purchasers is an “underwriter”; provided, however, that in no event shall the Company be required to continue discussions with the staff of the Commission if the Company reasonably determines that doing so is reasonably likely to cause the Company to incur liquidated damages pursuant to Section 5.1(d) because of a failure to have the Initial Registration Statement declared effective prior to the Initial Required Effectiveness Date. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 5.1(a), the staff of the Commission refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) as determined below and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the staff of the Commission may require (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser; provided, further, that if any such Purchaser refuses to be named as an underwriter as required by the SEC Restrictions, such Purchaser’s Registrable Securities shall be removed from the Initial Registration Statement and such Registrable Securities shall be deemed to constitute Cut Back Shares and the provisions of this Section 5.1(a) shall apply to such Cut Back Shares. Except as provided in the immediately preceding sentence, any cut-back imposed pursuant to this Section 5.1(a) shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree. In furtherance of the foregoing, each Purchaser shall promptly notify the Company when it has sold substantially all of its Registrable Securities covered by the Initial Registration Statement (or any Additional Registration Statement (as defined below)) so as to enable the Company to determine whether it can file one or more additional registration statements covering the Cut Back Shares and the Company shall file one or more additional Registration Statements (each, an “Additional Registration Statement”) as promptly as possible, and in any event on or prior to the Additional Filing Date, successively using its commercially reasonable efforts to register on each such Additional Registration Statement the maximum number of remaining Cut Back Shares that continue to constitute Registrable Securities until all of the Cut Back Shares that continue to constitute Registrable Securities have been registered with the Commission.

(b)           The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the applicable Required Effectiveness Date, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without restriction or limitation under Rule 144 (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)) or (ii) the date that is two (2) years following the Closing Date (the “Effectiveness Period”). Not later than two Trading Days after a Registration Statement is declared effective, the Company shall file a prospectus supplement for any Registration Statement to the extent required pursuant to Rule 424.

(c)           The Company shall notify the Purchasers in writing promptly (and in any event within two Trading Days) after receiving notification from the Commission that a Registration Statement has been declared effective.

(d)           Should an Event (as defined below) occur, then upon the occurrence of such Event and on every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of the aggregate Unit Purchase Price of the Registrable Securities then held by the Purchaser; provided, however, that the total amount of payments pursuant to this Section 5.1(d) shall not exceed, when aggregated with all such payments paid to all Purchasers, six percent (6%) of the aggregate Unit Purchase Price hereunder. The payments to which a Purchaser shall be entitled pursuant to this Section 5.1(d) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a pro rated basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month. The parties agree that the Company shall not be liable for liquidated damages under this Section 5.1(d) with respect to (1) any Warrant Shares prior to their issuance, (2) any period after the expiration of the Effectiveness Period, and (3) any Cut Back Shares which are not permitted by the Commission to be included in a Registration Statement due solely to SEC Guidance or the SEC Restrictions from the time that it is determined that such Cut Back Shares are not permitted to be registered so long as not due to any action taken by the Company to register shares after the date hereof that are not Registrable Securities. In such case, the Event Payments shall be calculated to only apply to the percentage of Registrable Securities that are permitted in accordance with SEC Guidance to be included in such Registration Statement. In the event that the Company registers some but not all of the Registrable Securities, the 1.0% of liquidated damages referred to above for any monthly period shall be reduced to equal the percentage determined by multiplying 1.0% by a fraction, the numerator of which shall be the number of Registrable Securities for which there is not an effective Registration Statement at such time and the denominator of which shall be the number of Registrable Securities at such time. Notwithstanding the foregoing, the applicable Filing Date or Required Effectiveness Date for a Registration Statement shall be extended without Event Payments hereunder in the event that the Company’s failure to file or obtain the effectiveness of such Registration Statement on a timely basis results from (i) the failure of any Purchaser, other than a Purchaser that is also an Insider, to timely provide the Company with information reasonably requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act or (ii) events or circumstances that are not in any way attributable to the Company’s actions or inactions, including, but not limited to, the failure of any Purchaser, other than a Purchaser that is also an Insider, to promptly notify the Company when it has sold substantially all of its Registrable Securities covered by the Initial Registration Statement or any Additional Registration Statement or to otherwise comply with the terms of this Agreement, and in any event, no Purchaser causing the failure described in (i) or (ii), above shall be entitled to Event Payments relating to the failure caused by such Purchaser.

For such purposes, each of the following shall constitute an “Event”:

(i)          a Registration Statement is not filed on or prior to its Filing Date or is not declared effective on or prior to its Required Effectiveness Date;

(ii)         except as provided for in Section 5.1(e) (the “Excluded Events”), after the Effective Date of a Registration Statement and through the end of the Effectiveness Period, a Purchaser is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Purchaser); and

(iii)        from the date that is six months from the Closing until the date that is one year from the Closing, the Company fails to file any report with the Commission that results in the Company not having “current public information” within the meaning of Rule 144.

(e)           Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Purchasers, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Purchasers immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any Additional Registration Statement if the Company is engaged in a material merger, acquisition or sale or any other pending development that the Company believes may be material, and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Purchaser agrees to immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such Purchaser is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 5.1(e) may be exercised for a period of no more than 20 Trading Days at a time with a subsequent permitted trading window of at least 90 Trading Days, and not more than two times in any twelve-month period. Immediately after the end of any suspension period under this Section 5.1(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Purchasers to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

5.2          Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)           Not less than five Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Purchasers or their counsels who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) shall be subject to the review of such Purchasers. The Company shall reflect in each such document when so filed with the Commission such comments regarding the Purchasers and the plan of distribution as the Purchasers may reasonably and promptly propose no later than two Trading Days after the Purchasers have been so furnished with copies of such documents as aforesaid.

(b)          (i) Subject to Section 5.1(e), prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           Notify the Purchasers as promptly as reasonably possible, and if requested by the Purchasers, confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the Commission notifies the Company whether there shall be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; (v) the financial statements included in any Registration Statement become ineligible for inclusion therein; or (vi) the Company becomes aware that any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Use commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)           If requested by a Purchaser, provide such Purchaser, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f)           Promptly deliver to each Purchaser, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(g)           Prior to any resale of Registrable Securities by a Purchaser, use commercially reasonable best efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)          If requested by the Purchasers, cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may reasonably request.

(i)            Upon the occurrence of any event described in Section 5.2(c)(iii)-(vi), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)            It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Purchaser that such Purchaser furnish to the Company a completed Selling Shareholder Questionnaire in the form proffered by the Company (the “Selling Shareholder Questionnaire”) and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit F hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(k)            The Company shall comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Purchasers in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(l)             Not identify any Purchaser as an underwriter without its prior written consent in any public disclosure or filing with the Commission or any Trading Market and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit F in the Registration Statement. In addition, and notwithstanding anything to the contrary contained herein, if the Company has received a comment by the Commission requiring an Purchaser to be named as an underwriter in the Registration Statement (which notwithstanding the reasonable best efforts of the Company is not withdrawn by the Commission) and such Purchaser refuses to be named as an underwriter in the Registration Statement, such Purchaser’s Registrable Securities shall be removed from the Registration Statement, such Registrable Securities shall be deemed to constitute Cut Back Shares and the Purchaser shall not be entitled to any Event Payments with respect to such Registration Statement.

5.3           Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article 5 of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market, and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (f) all listing fees to be paid by the Company to the Trading Market, and (g) the reasonable legal fees of external counsel to the Purchasers and their Affiliates, not to exceed $10,000 per Registration Statement seeking to register Registrable Securities held by any of them. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Purchaser or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Purchasers.

5.4           Indemnification.

(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Purchaser expressly for use in the Registration Statement, or (B) with respect to any Prospectus, if the untrue statement or omission of material fact contained in such Prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Purchaser, and the Purchaser seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b)          Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Purchaser in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished to the Company by such Purchaser in writing expressly for use in the Registration Statement or Prospectus, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Purchaser expressly for use in the Registration Statement (it being understood that the information provided by the Purchaser to the Company in the Selling Shareholder Questionnaire and the Plan of Distribution set forth on Exhibit F, as the same may be modified by such Purchaser constitutes information reviewed and expressly approved by such Purchaser in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed within 15 days of receiving notification of a Proceeding from an Indemnified Party to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; (iii) any counsel engaged by the applicable Indemnifying Party shall fail to timely commence or diligently conduct the defense of any such claim and such failure has materially prejudiced (or, in the reasonable judgment of the Indemnified Party, is in danger of materially prejudicing) the outcome of the applicable claim; or (iv) such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to or may exist between the applicable Indemnifying Party and Indemnified Party or that there may be one or more different or additional defenses, claims, counterclaims or causes of action available to such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or shall be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined (not subject to appeal) that such Indemnified Party is not entitled to indemnification hereunder).

(d)           Contribution. If a claim for indemnification under Section 5.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties, including pursuant to Section 6.6 hereof.

5.5           Dispositions. Each Purchaser shall comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities that it sells pursuant to the Registration Statement in accordance with the Plan of Distribution set forth in the Prospectus. Each Purchaser shall, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5.2(c)(iii)-(vi), discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Shares as set forth in the Section 6.1 is predicated upon the Company’s reliance that the Purchaser shall comply with the provisions of this subsection.

5.6           No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities.

5.7           Amendments; Waivers. Notwithstanding anything in this Agreement to the contrary, the provisions of this Article 5 may be amended or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), with the written consent of (i) the Company and (ii) the Purchaser or Purchasers holding at least a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions of this Article 5 with respect to a matter that relates exclusively to the rights of Purchasers and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

ARTICLE 6
OTHER AGREEMENTS OF THE PARTIES

6.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement under the Securities Act or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 6.1, of a legend on any of the Securities in substantially the following forms, as applicable:

NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”), HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 29, 2016, AND AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 29, 2016, AND AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY.

In addition, if any Purchaser is an Affiliate of the Company, the Warrants and the certificates evidencing the Shares issued to such Purchaser shall bear a customary “affiliates” legend.

(c)           Certificates evidencing the Unit Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 6.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Unit Shares or Warrant Shares pursuant to Rule 144, (iii) if such Unit Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Unit Shares and Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Upon request by any Purchaser, following such time as a legend is no longer required under this Section 6.1(c), the Company shall cause its counsel to issue a legal opinion to the Transfer Agent (if required by the Transfer Agent) to effect the removal of the legend hereunder from any Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Unit Shares or Warrant Shares may be sold under Rule 144 without limitation or restriction and the Company is then in compliance with the current public information required under Rule 144, or if the Unit Shares or Warrant Shares may be sold under Rule 144 without limitation or restriction and without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Unit Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following such time as a legend is no longer required under this Section 6.1(c), it shall, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Unit Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.1(c).  If the Company shall fail for any reason to remove a legend, when required to do so by this this Section 6.1(c), by the Legend Removal Date, and if on or after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Purchaser of any portion of such legended shares of Common Stock that the Purchaser anticipated receiving by the Legend Removal Date, then the Company shall, within three (3) Trading Days after the Purchaser’s written request and in the Purchaser’s discretion, either: (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the number of shares of Common Stock so purchased, at which point the Company’s obligation to deliver unlegended shares shall terminate, or (ii) pay cash to the Purchaser on each Trading Day an amount equal to 1% of the product of (A) the aggregate number of shares of Common Stock not issued to the Purchaser without legends and to which the Purchaser is entitled and (B) the last closing trade price for a share of Common Stock on the Principal Trading Market, as reported by Bloomberg L.P., on the Trading Day immediately preceding the last possible date on which the Company could have issued such shares of Common Stock to the Purchaser.  The Company shall be responsible for any transfer agent fees with respect to any issuance of any Unit Shares or Warrant Shares or the removal of any legends thereon in accordance with this Agreement.

6.2           Furnishing of Information; Public Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

6.3           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of NYSE MKT such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction. The Purchasers shall take no action to become a group such that any transactions contemplated by this Agreement would require shareholder approval prior to Closing.

6.4           Securities Laws Disclosure; Publicity. The Company shall (a) by 4:15 p.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within four business days of the Closing. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 6.4, such Purchaser shall maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), except that such Purchaser may disclose the terms to its financial, accounting, legal and other advisors.

6.5           Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for funding operations or for working capital or other general corporate purposes.

6.6           Indemnification of Purchasers. Subject to the provisions of this Section 6.6, the Company shall indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such shareholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance of such Purchaser Party). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company shall not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 6.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

6.7           Reservation of Common Stock. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Unit Shares pursuant to this Agreement. The Company shall reserve and keep available, at all times that the Warrants remain outstanding, free of preemptive rights, such number of shares of Common Stock sufficient to enable the full exercise of the then outstanding Warrants. If, after the Initial Exercisability Date (as defined in form of Warrant attached as Exhibit B hereto), an insufficient number of shares of Common Stock are available to enable the full exercise of Warrants that remain outstanding, the Company shall maintain sufficient liquidity such that it can pay the difference between the Warrant Exercise Price and the current Trading Day’s last trade price for Common Stock on the Principal Trading Market, as reported by Bloomberg L.P., to any holder of Warrants wishing to exercise Warrants.

6.8           Listing of Common Stock. In the time and manner required by the Principal Trading Market, the Company shall prepare and file (or shall have prepared and filed) with such Trading Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to maintain, so long as any other shares of Common Stock shall be so listed, such listing or if no longer listed on the Principal Trading Market, shall use its commercially reasonable efforts to take all steps necessary to maintain a listing on another Trading Market. The Company shall then take all action reasonably necessary, including, if necessary, by effecting a reverse stock split, to continue the listing or quotation and trading of its Common Stock on a Trading Market and shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. In addition, the Purchasers and the Company agree to cooperate in good faith, if necessary, to restructure the transactions contemplated by the Transaction Documents such that they do not contravene the rules and regulations of NYSE MKT; provided, however, that such restructuring does not impact the economic interests of the Purchasers contemplated by the Transaction Documents. Each Purchaser agrees to provide information reasonably requested by the Company to comply with this Section 6.8 and Section 3.21.

6.9           Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

6.10         Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser. Each Purchaser shall provide any information reasonably requested by the Company to comply with Section 6.10.

6.11         Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Unit Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

6.12         No Variable Rate Transactions.  From the date hereof until such time as no Purchaser holds any of the Warrants, the Company may not effect, or enter into an agreement to effect, any issuance by the Company of Common Stock or Common Stock Equivalents involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells any Common Stock or Common Stock Equivalents (i) either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) pursuant to an “equity line” structure, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

6.13         [RESERVED]

6.14         Shareholder Approval. The Company may not issue without shareholder approval, in accordance with NYSE MKT rules, shares of Common Stock equaling 20% or more of its shares of Common Stock issued and outstanding or its voting power as of date of this Agreement, whether pursuant to this Agreement or pursuant to the Warrants (the “20% Cap”).  Accordingly, (i) the Company may not sell Units to the extent that the shares of Common Stock contained in the Units equals or exceeds the 20% Cap, and (ii) prior to issuing any Warrant Shares, the Company shall provide each Shareholder entitled to vote at a special or annual meeting of Shareholders of the Company (the “Shareholder Meeting”) a proxy statement soliciting each such Shareholder’s affirmative vote at the Shareholder Meeting (or an information statement if Shareholder action is by written consent) for approval of a resolution (the “Resolution”) approving the Company’s issuance and sale of the Unit Shares (such affirmative approval being referred to herein as the “Shareholder Approval”). The Company shall use its reasonable best efforts to solicit its Shareholders’ approval of the Resolution and to cause the Board of Directors to recommend to the Shareholders that they approve the Resolution.

6.15         Other Actions. Except as otherwise set forth in this Agreement, from the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with the terms hereof, the Company and the Purchasers shall not, and shall not permit any of their respective Affiliates to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

ARTICLE 7
TERMINATION

7.1            Termination. The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(a)           Upon the mutual written consent of the Company and the Purchasers;

(b)           By the Company if any of the conditions set forth in Section 2.5(a) shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c)           By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 2.5(b) shall have become incapable of fulfillment, and shall not have been waived by such Purchaser; or

(d)           By either the Company or any Purchaser (with respect to itself only) if the Closing has not occurred on or prior to August 31, 2016 ; provided, however, that if the Closing has not been effected due to the failure to satisfy the condition section forth in Section 2.5(a)(iv) and Section 2.5(b)(vii), then such date shall be extended to September 30, 2016;

provided, however, that, except in the case of clause (a) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2           Notice of Termination; Effect of Termination. In the event of termination by the Company or any Purchaser of its obligations to effect the Closing pursuant to this Article 7, written notice thereof shall forthwith be given to the other Purchasers by the Company and the other Purchasers shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Purchasers. Nothing in this Article 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

ARTICLE 8
MISCELLANEOUS

8.1           Fees and Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, including all attorneys’ fees. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.

8.2           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company shall execute and deliver to the Purchasers, and the Purchasers shall execute and deliver to the Company, such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

8.3           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Pacific standard time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on Exhibit A attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Pacific standard time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

(i)          if to the Company, to:

OncoCyte Corporation
1010 Atlantic Avenue, Suite 102
Alameda, California 94501
Attn:	Chief Executive Officer
Email:	wannett@oncocyte.com

with a copy to (which shall not constitute notice to the Company):

DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, CA 94303
Attn:	Bruce Jennet
Andrew D. Ledbetter
Email:	bruce.jennet@dlapiper.com
andrew.ledbetter@dlapiper.com

(ii)         if to the Purchasers, to their respective addresses as set forth on Exhibit A attached hereto.

8.4           Amendments; Waivers. Subject to the provisions of Section 5.5, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Principal Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided, however, that any such amendment or waiver affecting the rights or obligations of a party must also be signed by such party. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.5           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.6           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. With the consent of the Company which shall not be unreasonably withheld, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided, that a Purchaser may assign any or all rights under this Agreement to an Affiliate of such Purchaser without the consent of the Company, and provided, further: (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment; (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) if the transferor is assigning any registration rights under Article 5 hereof, the Registrable Securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, unless such disposition was made pursuant to an effective registration statement or an exemption under Rule 144 under the Securities Act; (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers”; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

8.7           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 5.4 and 6.7.

8.8           Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of California for the purpose of any suit, action, Proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or Proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or Proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or Proceeding brought in such courts and irrevocably waives any claim that any such suit, action or Proceeding brought in any such court has been brought in an inconvenient forum.

8.9           WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

8.10         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

8.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.13         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

8.14         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company shall be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.15         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

8.16         Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

8.17         Waiver of Conflicts. Each party to this Agreement acknowledges that DLA Piper LLP (US) (“DLA”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including representation of such Purchasers or their affiliates in matters of a similar nature to this offering. The applicable rules of professional conduct require that DLA inform the parties hereunder of this representation and obtain their consent. DLA has served as outside general counsel to the Company and has negotiated the terms of this offering solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to this offering, DLA has represented solely the Company, and not any Purchaser or any shareholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to DLA’s representation of the Company in this offering.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ONCOCYTE CORPORATION

By:

Name:	William Annett

Title:	President and Chief Executive Officer

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:
(print name if entity:	)

By:
Name:
Title:

[Signature Page to Purchase Agreement]